Exhibit 99.1

OmniAb Reports Fourth Quarter and Full Year 2022 Financial Results and Business Highlights
Conference Call with Slides Begins at 4:30 p.m. Eastern Time Today

EMERYVILLE, Calif. (March 30, 2023) – OmniAb, Inc. (NASDAQ: OABI) today reported financial results for the three and 12 months ended December 31, 2022, and provided operating and partner program updates.

“Following the closing of the spin-off and business combination transactions last November, OmniAb is well-positioned for continued growth by offering cutting-edge antibody discovery platforms and complementary technologies,” said Matt Foehr, Chief Executive Officer of OmniAb. “Leveraging a rich heritage of innovations designed to facilitate the discovery of novel therapeutics including those targeting ion channels and transporters, OmniAb is at the forefront of antibody discovery with the industry’s only four-species platform facilitating fully human and bispecific antibody discovery, supported by a highly dedicated staff and world-class scientific and business advisors.

"2022 was another terrific year for the business as we added a record-high 13 new partnerships and our partners continued to increase their number of programs. We are excited about the future as we leverage our highly scalable business model and invest in our technologies,” he added. “We are planning to introduce new technologies and innovations later this year as we serve current partners and add new ones, while enhancing our best-in-class technology stack."

On November 1, 2022, OmniAb completed a spin-off from Ligand Pharmaceuticals Incorporated (NASDAQ: LGND), resulting in OmniAb becoming an independent publicly traded company. Financial results prior to November 1, 2022, are presented on a carve-out basis derived from Ligand’s historical accounting records, as if OmniAb were an independent company.

Fourth Quarter 2022 Financial Results

Revenue for the fourth quarter of 2022 was $35.3 million, compared with $15.3 million for the same period in 2021, with the increase primarily attributable to the recognition of a $25.0 million milestone payment related to the first commercial sale of TECVAYLI™ (teclistamab) in the U.S. OmniAb expects to recognize a $10.0 million milestone payment related to the first commercial sale in the European Union (EU) in 2023.

Research and development expense was $12.9 million for the fourth quarter of 2022, compared with $11.0 million for the same period in 2021, with the increase primarily due to investments in facilities, headcount and technology innovation. General and administrative expense was $10.2 million for the fourth quarter of 2022, compared with $4.3 million for the same period in 2021, with the increase primarily due to higher headcount related to becoming an independent publicly traded company.

Net income for the fourth quarter of 2022 was $6.8 million, or $0.07 per diluted share, compared with a net loss of $3.1 million, or $0.04 per share, for the same period in 2021.

Full Year 2022 Financial Results

Revenue for 2022 was $59.1 million, compared with $34.7 million for 2021, with the increase attributable to the recognition of the $25.0 million TECVAYLI™ (teclistamab) milestone payment following the first commercial sale in the U.S. and royalty revenue from our partners' sales of zimberelimab and sugemalimab.

Research and development expense for 2022 was $48.4 million, compared with $39.2 million for 2021, with the increase primarily due to continued investments in facilities, headcount and technology innovation. General and administrative expense for 2022 was $24.9 million, compared with $16.9 million for 2021, with the increase primarily due to expenses associated with the spin-off and business combination, as well as headcount-related expenditures as we prepared to become an independent public company.

Net loss for 2022 was $22.3 million, or $0.26 per share, compared with a net loss of $27.0 million, or $0.33 per share, for 2021. Cash used to fund operating activities was $3.6 million for 2022.

As of December 31, 2022, OmniAb had cash, cash equivalents and short-term investments of $88.3 million. Subsequent to the close of the year, in January 2023 OmniAb received $35.0 million in milestone payments from Janssen related to TECVAYLI™ (teclistamab). The current cash, cash equivalents and short-term investments balance, along with the cash the Company generates from operations are expected to be sufficient to fund operations for the foreseeable future. The Company expects its 2023 year-end cash, cash equivalents and short-term investments balance to be slightly higher than year-end 2022.

Fourth Quarter 2022 and Recent Business Highlights

In 2022, the company signed 13 new licenses, including one in the fourth quarter with the Wistar Institute. In addition, during the quarter three new programs entered the clinic: M9140 (Merck KGaA), an antibody-drug conjugate anti-CEACAM5 in advanced solid tumors; GEN1053 (Genmab/BioNTech), a hexabody anti-CD27 in malignant solid tumors; and JNJ-79635322 (Janssen), a trispecific in relapsed or refractory multiple myeloma. As of December 31, 2022, the company had 69 active partners with 26 OmniAb-derived programs in clinical development or being commercialized, and a total of 291 programs being pursued or commercialized.

During the quarter, OmniAb entered into an agreement with mAbsolve Ltd. for STR, mAbsolve’s Fc-silencing platform technology. The agreement provides OmniAb with exclusive, sublicensable right to incorporate the STR technology with antibodies that have been generated using OmniAb’s antibody discovery platform.

Fourth quarter 2022 and recent partner highlights include the following:

TECVAYLI™ (teclistamab)

•Janssen Biotech, Inc. received approval from the U.S. Food and Drug Administration for TECVAYLI™ (teclistamab) for the treatment of adult patients with relapsed or refractory multiple myeloma who have received at least four prior lines of therapy.

Batoclimab

•Immunovant announced initiation of a Phase 3 clinical trial of batoclimab in thyroid eye disease and a Phase 2b clinical trial in chronic inflammatory demyelinating polyneuropathy.

Sugemalimab

•EQRx announced the Marketing Authorization Applications for sugemalimab in combination with chemotherapy for the first-line treatment of adult patients with metastatic non-small cell lung cancer (NSCLC) were accepted for review by both the Medicines and Healthcare products Regulatory Agency in the United Kingdom and the European Medicines Agency for the EU.
•CStone announced the National Medical Products Administration of China accepted the supplemental new drug application (sNDA) for sugemalimab in combination with chemotherapy as a first-line treatment of unresectable locally advanced or metastatic gastric/gastroesophageal junction adenocarcinoma. The sNDA is based on the GEMSTONE-303 study, in which sugemalimab in combination with chemotherapy as a first-line treatment for unresectable locally advanced or metastatic gastric adenocarcinoma/gastro-esophageal junction adenocarcinoma with PD-L1 expression ≥5% met one of its primary endpoints, progression-free survival. CStone also announced topline results from the GEMSTONE-304 study, in which sugemalimab in combination with chemotherapy as a first-line treatment of unresectable locally advanced, recurrent or metastatic esophageal squamous cell carcinoma met its primary endpoints.

Zimberelimab

•Gilead Sciences and Arcus Biosciences announced positive results from the fourth interim analysis of the ARC-7 study in patients with first-line, metastatic NSCLC with PD-L1 tumor proportion score ≥50% without epidermal growth factor receptor or anaplastic lymphoma kinase mutations. ARC-7 is a Phase 2 multicenter, three-arm, randomized, open-label study evaluating the combinations of Fc-silent anti-TIGIT monoclonal antibody domvanalimab plus anti-PD-1 monoclonal antibody zimberelimab (doublet) and domvanalimab plus zimberelimab and etrumadenant, an A2a/b adenosine receptor antagonist (triplet), versus zimberelimab monotherapy.
Conference Call

OmniAb management will host a conference call with accompanying slides today beginning at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss this announcement and answer questions. To participate via telephone, please dial (888) 886-7786 using the conference ID 43857264. Slides, as well as the live and replay webcast of the call, are available at https://investors.omniab.com/investors/events-and-presentations/default.aspx.
About OmniAb®
OmniAb, Inc.’s discovery platform provides pharmaceutical industry partners access to diverse antibody repertoires and high-throughput screening technologies to enable discovery of next-

generation therapeutics. At the heart of the OmniAb platform is the Biological Intelligence™ (BI) of our proprietary transgenic animals, including OmniRat®, OmniChicken® and OmniMouse® that have been genetically modified to generate antibodies with human sequences to facilitate development of human therapeutic candidates. OmniFlic® (transgenic rat) and OmniClic® (transgenic chicken) address industry needs for bispecific antibody applications though a common light chain approach, and OmniTaur™ features unique structural attributes of cow antibodies for complex targets. We believe the OmniAb animals comprise the most diverse host systems available in the industry and they are optimally leveraged through computational antigen design and immunization methods, paired with high-throughput single B cell phenotypic screening and mining of next-generation sequencing datasets with custom algorithms to identify fully human antibodies with superior performance and developability characteristics. An established core competency focused on ion channels and transporters further differentiates our technology and creates opportunities in emerging target classes. OmniAb antibodies have been leveraged across modalities, including bispecific antibodies, antibody-drug conjugates and others. The OmniAb suite of technologies span from BI-powered repertoire generation to cutting edge antibody discovery and optimization offering a highly efficient and customizable end-to-end solution for the growing discovery needs of the global pharmaceutical industry.

For more information, please visit www.omniab.com.

Forward-Looking Statements

OmniAb cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. Words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or continue” and similar expressions, are intended to identify forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: the growth prospects of our business; future milestone payments; anticipated introduction of new technologies and innovations and enhancement of our technology stack; the ability to add new partners; expected cash runway; and the future balance of cash, cash equivalents and short-term investments. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our future success is dependent on acceptance of our technology platform by new and existing partners, as well as on the eventual development, approval and commercialization of products developed by our partners for which we have no control over the development plan, regulatory strategy or commercialization efforts; biopharmaceutical development is inherently uncertain; risks arising from changes in technology; the competitive environment in the life sciences and biotechnology platform market; our failure to maintain, protect and defend our intellectual property rights; difficulties with performance of third parties we will rely on for our business; regulatory developments in the United States and foreign countries; unstable market and economic conditions, including adverse developments with respect to financial institutions and associated liquidity risk, may have serious adverse consequences on our business, financial condition and stock price; we may use our capital resources sooner than we expect; the anticipated benefits of our separation from Ligand may not be achieved and costs and challenges in transitioning to being a stand-alone public company; and other risks described in our prior press releases and filings with the SEC, including under the heading “Risk Factors” in the our annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Partner Information

The information in this press release regarding partnered products and programs comes from information publicly released by our partners.

Contacts:
OmniAb, Inc.	LHA Investor Relations
investors@OmniAb.com	Yvonne Briggs
Twitter @OmniAbTech	ybriggs@lhai.com
(510) 250-7801	(310) 691-7100
[Tables Follow]

OMNIAB, INC.
CONSOLIDATED AND COMBINED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$33,390	$—
Short-term investments	54,875	—
Accounts receivable, net	30,290	21,136
Prepaid expenses and other current assets	6,395	1,406
Total current assets	124,950	22,542
Intangible assets, net	167,242	176,321
Goodwill	83,979	83,979
Property and equipment, net	19,979	6,795
Operating lease right-of-use assets	21,483	13,332
Other long-term assets	3,579	1,496
Total assets	$421,212	$304,465
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,971	$2,924
Accrued expenses and other current liabilities	5,557	3,747
Income tax payable	3,485	—
Current contingent liabilities	4,022	2,538
Current deferred revenue	8,207	10,790
Current operating lease liabilities	1,780	578
Total current liabilities	26,022	20,577
Long-term contingent liabilities	4,089	4,826
Deferred income taxes, net	21,341	21,962
Long-term operating lease liabilities	24,016	13,272
Long-term deferred revenue	4,325	9,226
Other long-term liabilities	46	295
Total liabilities	79,839	70,158
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; no shares issued and outstanding at December 31, 2022; no shares authorized, issued and outstanding at December 31, 2021	—	—
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; 115,218,229 shares issued and outstanding at December 31, 2022; no shares authorized, issued and outstanding at December 31, 2021	12	—
Additional paid-in capital	330,100	—
Accumulated other comprehensive income	9	—
Retained earnings	11,252	—
Parent company net investment	—	234,307
Total stockholders’ equity	341,373	234,307
Total liabilities and stockholders’ equity	$421,212	$304,465

OMNIAB, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues:
License and milestone revenue	$31,100	$9,450	$38,926	$14,664
Service revenue	3,862	5,830	18,784	20,084
Royalty revenue	383	—	1,367	—
Total revenues	35,345	15,280	59,077	34,748
Operating costs and expenses:
Research and development	12,919	11,025	48,364	39,232
General and administrative	10,206	4,344	24,903	16,947
Amortization of intangibles	3,276	3,228	13,050	12,968
Other operating (income) expense, net	(106)	1,756	(592)	1,210
Total operating expenses	26,295	20,353	85,725	70,357
Income (loss) from operations	9,050	(5,073)	(26,648)	(35,609)
Other income (expense):
Interest income	587	—	587	—
Interest expense	—	(1)	—	(7)
Other income, net	—	1,266	—	1,266
Total other income, net	587	1,265	587	1,259
Income (loss) before income tax	9,637	(3,808)	(26,061)	(34,350)
Income tax (expense) benefit	(2,817)	736	3,727	7,308
Net income (loss)	6,820	(3,072)	(22,334)	(27,042)

Basic net income (loss) per share	$0.07	$(0.04)	$(0.26)	$(0.33)
Shares used in basic per share calculation	93,350	82,612	85,318	82,612

Diluted net income (loss) per share	$0.07	$(0.04)	$(0.26)	$(0.33)
Shares used in diluted per share calculation	93,712	82,612	85,318	82,612